Exhibit 10.1

Waiver and Amendment

Dated as of October 13, 2022

[CVI Investments, Inc.]

This Waiver and Amendment (this “Waiver”), dated as of the date first set forth above (the “Waiver Date”), is entered into by and between Novo Integrated Sciences, Inc., a Nevada corporation (the “Company”) and CVI Investments, Inc. (the “Holder”). The Company and Holder may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Holder is the holder of that certain Warrant to Purchase Common Stock, dated as of December 14, 2021, issued by the Company to the Holder (the “Warrant”), and the Holder now desires to waive certain provisions of the Warrant, and the Parties desire to amend certain provisions of the Warrant, and such provisions may be so waived or amended pursuant to the provisions of Section 11 of the Warrant; and

WHEREAS, the Holder is the holder of that certain Senior Secured Convertible Note, dated as of December 14, 2021, issued by the Company to the Holder (the “Note”), and the Holder now desires to waive certain provisions of the Note, and the Parties desire to amend certain provisions of the Note, and such provisions may be so waived or amended pursuant to the provisions of Section 17 and Section 23 of the Note; and

WHEREAS, the Holder and certain other persons or entities who are executing substantially similar waivers on or about the Waiver Date constitute the “Required Holders” as defined in the Note;

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Waiver and Amendment Pursuant to Warrant. Holder hereby waives application of the provisions of Section 2(b) and Section 2(d) of Warrant with respect to the sale of Common Stock (as defined in the Warrant) by the Company (the “Offering”) to be conducted as set forth in and pursuant to the prospectus (the “Prospectus”) contained in the Registration Statement on Form S-1, File No. 333-267401 filed by the Company on September 13, 2022, as amended on October 4, 2022 and October 7, 2022, and the Parties hereby agree that, notwithstanding anything to the contrary in the Warrant, the “Exercise Price” (as defined in the Warrant) as of the Effective Time shall be the price at which the Common Stock is offered for sale in the Offering, as set forth on the cover page of the final Prospectus.

2.	Waiver and Amendment Pursuant to Note.

(a)	Holder hereby waives application of the provisions of Section 7(a) and Section 7(c) of Note with respect to the sale by the Company of Common Stock (as defined in the Note) in the Offering, and the Parties hereby agree that, notwithstanding anything to the contrary in the Note, the “Conversion Price” (as defined in the Note) as of the Effective Time shall be the price at which the Common Stock is being offered for sale in the Offering, as set forth on the cover page of the final Prospectus.

(b)	Holder hereby waives compliance by the Company with the requirements in the Note, as set forth in Section 1 and Section 8 of the Note, that the Company make the payment of the Amortization Redemption Amount (as defined in the Note) on October 14, 2022, and agrees that such payment may be made on or before October 19, 2022.

3.	Other than as expressly amended or waived herein, the Note and the Warrant shall each remain in full force and effect and all amendments and waivers included herein shall apply solely with respect to the Offering. Except as expressly set forth in this Waiver, this Waiver shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Holder under the Warrant, the Note or any other transaction documents entered into in respect thereof (collectively, the “Existing Transaction Documents”), or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Existing Transaction Documents, all of which shall continue in full force and effect. Nothing in this Waiver shall be construed to imply any willingness on the part of the Holder to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of any of the Existing Transaction Documents.

4.	On or before 9:00 a.m. ET on October 14, 2022 (the “Disclosure Time”), the Company shall disclose in a Current Report on Form 8-K all of the material terms of the transactions contemplated hereby (the “Cleansing Release”). From and after dissemination of the Cleansing Release, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby. To the extent that the Company delivers any material, non-public information to the Holder from and after the Cleansing Release without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon and after the Cleansing Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

5.	The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any person (including, for the avoidance of doubt, any other Required Holder) with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such person than those of the Holder and this Waiver. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Waiver shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Waiver shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 5 shall apply similarly and equally to each Settlement Document.

6.	This Waiver shall become effective (the “Effective Time”) upon the execution and delivery of this Waiver (and/or consents in the form of this Waiver (each, an “Other Consent”)) by the Company and the Required Holders.

7.	The obligations of the Holder under this Waiver are several and not joint with the obligations of any other person, including any Required Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any such other person under any Other Consent or other similar document. Nothing contained herein or in any Other Consent or other similar document, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and any other person, including any Required Holder, as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and any such other person are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Consent or similar document, and the Company acknowledges that, to the best of its knowledge, the Holder is not acting in concert or as a group with any other party or parties, with respect to such obligations or the transactions contemplated by this Waiver, or any Other Consent or other similar document. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Waiver, and it shall not be necessary for any other party to be joined as an additional party in any proceeding for such purpose.

8.	This Waiver shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Waiver shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions).

9.	This Waiver is intended for the benefit of the Parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other party.

10.	This Waiver may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Waiver to be duly executed as of the Waiver Date.

Novo Integrated Sciences, Inc.

By:	/s/ Robert Mattacchione
Name:	Robert Mattacchione
Title:	Chief Executive Officer

CVI Investments, Inc.

By:	Heights Capital Management, Inc., its authorized agent

By:	/s/ Martin Kobinger
Name:	Martin Kobinger
Title:	President